Exhibit 99.(c)(5)

HIGHLY CONFIDENTIAL PRELIMINARY DRAFT Presentation to Project Ferdinand Special Committee Discussion Materials February 25, 2023

2 HIGHLY CONFIDENTIAL PRELIMINARY DRAFT Disclaimer These materials have been prepared and are provided by Goldman Sachs on a confidential basis solely for the information and assistance of the Special Committee of the Board of Directors and senior management of Focus Financial Partners (the "Company") in connection with their consideration of the matters referred to herein. These materials and Goldman Sachs’ presentation relating to these materials (the “Confidential Information”) may not be disclosed to any third party or circulated or referred to publicly or used for or relied upon for any other purpose without the prior written consent of Goldman Sachs. 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HIGHLY CONFIDENTIAL

Goldman Sachs

Offer Implied Multiples

($ in millions, except per share data)

INVESTMENT BANKING

PRELIMINARY DRAFT

		Current Offer
Price per Share		**$ 53.00**
Diluted Shares Outstanding (mm)[4]		86.9
Diluted Equity Value ($mm)		**$ 4,606**
(+) Net Debt ($mm)		$ 2,424
(-) Investments[1]		(30)
(+) NPV of Existing TRA[2]		150
(+) Contingent Consideration (Acquisitions Pre-2023)		204
(+) Deferred Consideration (Acquisitions Pre-2023)		122
Enterprise Value with Non-Transaction Adjustments ($mm)		**$ 7,476**
(+) NPV of TRA Triggered by Change of Control[2]		172
Enterprise Value with All Adjustments ($mm)		**$ 7,648**
Premium to[3]:	**Price**	
Closing Price at (1-Feb-2023)	**$ 46.27**	**14.5 %**
Share Price at Date of Original Letter (14-Sep-2022)	**37.87**	**40.0**
Share Price at Formation of Special Committee (1-Nov-2022)	**34.98**	**51.5**
Share Price at Additional Bidder Outreach (28-Dec-2022)	**35.81**	**48.0**
VWAP 30 Days	41.09	29.0 %
VWAP 60 Days	39.04	35.8
VWAP 90 Days	36.78	44.1
52 Week High	54.20	(2.2)
52 Week Low	30.65	72.9
Implied EV/EBITDA	**Mgmt. EBITDA**	
2023E	628	12.2
2024E	792	9.7
Implied P/E	**Mgmt. EPS**	
2023E	4.43	12.0
2024E	5.12	10.4
Implied EV/EBITDA	**Consensus EBITDA**	
2023E	$ 595	12.9 x
2024E	694	11.0
Implied P/E	**Consensus EPS**	
2023E	$ 4.18	12.7 x
2024E	$ 4.84	11.0

Source: Ferdinand Management projections, received 28-Nov-2022., CapIQ, IBES. Market data as of 24-Feb-2023 unless otherwise stated.
Note: [1] Includes Smart Asset, Osbourne Partners, and Beryllus. [2] TRA payments discounted at L+150bps for Transaction Value per TRA agreements. [3] Periods use share price as of 1-Feb-2023, closing price before CD&R exclusivity agreement announced. [4] Basic shares outstanding as of 13-Feb-2023 per 10-K, diluted shares outstanding as of 31-Jan-2023 per Ferdinand Management.

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4 HIGHLY CONFIDENTIAL PRELIMINARY DRAFT Ferdinand Stock Price Performance Since IPO Source: Bloomberg, Capital IQ and IBES market data as of 24-Feb-2023. Note: Current market statistics use total debt and cash and cash equivalents to determine enterprise value. 1 Periods use share price as of 1-Feb-2023, closing price before CD&R exclusivity agreement announced. IPO Price: $ 33.00 All Time High: 18-Nov-21 $68.21 Current Price: $50.20 All Time Low: 18-Mar-20 $13.88 CD&R Updated Offer $53.00 Weighted-Avg Price1 30 Days $ 41.09 45 Days 39.75 60 Days 39.04 90 Days 36.78 Market Statistics (As of 1-Feb-2023) Market Cap (mm) $ 3,963 Enterprise Value (mm) 6,387 Price / Earnings: 2023E 11.3 x 2024E 9.7 x Enterprise Value / EBITDA: 2023E 10.8 x 2024E 9.2 x Before Exclusivity Announced: 1-Feb-23 $46.27 0 1,000 2,000 3,000 4,000 5,000 6,000 $ 0.00 $ 10.00 $ 20.00 $ 30.00 $ 40.00 $ 50.00 $ 60.00 $ 70.00 $ 80.00 Jul-2018 Apr-2019 Jan-2020 Oct-2020 Aug-2021 May-2022 Feb-2023 Volume (000) Price per Share Volume Ferdinand

5 HIGHLY CONFIDENTIAL PRELIMINARY DRAFT $ 68 $ 47 $ 106 $ 50 $ 114 $ 115 $ 130 $ 135 $ 138 $ 519 $ 358 $ 1,034 $ 499 $ 770 $ 1,035 $ 1,300 $ 1,350 $ 1,375 $(900) $(400) $ 100 $ 600 $ 1,100 $ 1,600 $ 2,100 $ 2,600 $ 0 $ 50 $ 100 $ 150 $ 200 $ 250 $ 300 $ 350 $ 400 2019A 2020A 2021A 2022E 2023E 2024E 2025E 2026E 2027E Summary of Ferdinand Projections (1/3) Received 28-Nov-2022 - ($ in millions) Source: Ferdinand company filings, Ferdinand Management projections, received 28-Nov-2022. 1 Includes both cash and equity upfront purchase consideration. 2 Total Net Debt / LTM Proforma Adj. EBITDA. 3 Not disclosed in filings – as of 28-Nov-2022 projections. Revenue Acquired Adjusted EBITDA (M&A) Total Upfront Capital Deployed1 YoY Growth 33.8% 11.7% 32.1% 19.2% 14.3% 23.0% 21.5% 20.6% 18.9 % Year End Net Leverage2 4.00 x 3.89 x 3.85 x 4.19 x 4.02 x 4.23 x 4.18 x 3.84 x 3.41 x ’23E-’27E Total Acquired Adj. EBITDA $ 632 Total Upfront Capital Deployed1 $ 5,830 $ 1,218 $ 1,361 $ 1,798 $ 2,143 $ 2,450 $ 3,012 $ 3,661 $ 4,415 $ 5,251 2019A 2020A 2021A 2022A 2023E 2024E 2025E 2026E 2027E 3 3

6 HIGHLY CONFIDENTIAL PRELIMINARY DRAFT Summary of Ferdinand Projections (2/3) Received 28-Nov-2022 - ($ in millions) Source: Ferdinand company filings, Ferdinand Management projections, received 28-Nov-2022. Adjusted EBITDA Adjusted EBITDA Margin YoY Growth 32.7% 19.2% 40.3% 19.1% 16.9% 26.0% 28.6% 26.3% 23.3 % YoY Change (bps) - 18 + 149 + 146 - 2 + 58 + 63 + 154 + 130 + 108 $ 270 $ 322 $ 451 $ 537 $ 628 $ 792 $ 1,018 $ 1,286 $ 1,586 2019A 2020A 2021A 2022A 2023E 2024E 2025E 2026E 2027E 22.1% 23.6% 25.1% 25.1% 25.7% 26.3% 27.8% 29.1% 30.2% 2019A 2020A 2021A 2022A 2023E 2024E 2025E 2026E 2027E

7 HIGHLY CONFIDENTIAL PRELIMINARY DRAFT Summary of Ferdinand Projections (3/3) Received 28-Nov-2022 - ($ in millions, except per share) Adjusted Net Income Adjusted EPS Source: Ferdinand company filings, Ferdinand Management projections, received 28-Nov-2022. 1 Represent the tax benefits of intangible assets, including goodwill, associated with deductions allowed for tax amortization of intangible assets in the respective periods based on a pro forma 27% income tax rate. Tax Adjustments Per Share1 Adjusted Net Income Excluding Tax Adjustments Per Share Tax Adjustments1 Adjusted Net Income Excl. Tax Adjustments YoY Growth 42.5% 30.4% 39.8% 12.1% 3.2% 20.9% 33.7% 34.9% 28.3 % YoY Growth 36.8% 23.1% 33.8% 12.0% 0.9% 15.6% 29.1% 31.5% 25.8% $ 147 $ 196 $ 279 $ 301 $ 305 $ 368 $ 502 $ 692 $ 902 $ 32 $ 37 $ 47 $ 64 $ 71 $ 87 $ 107 $ 129 $ 152 $ 179 $ 233 $ 325 $ 365 $ 377 $ 455 $ 609 $ 822 $ 1,054 2019A 2020A 2021A 2022A 2023E 2024E 2025E 2026E 2027E $ 1.96 $ 2.46 $ 3.36 $ 3.62 $ 3.59 $ 4.14 $ 5.45 $ 7.32 $ 9.36 $ 0.42 $ 0.47 $ 0.56 $ 0.77 $ 0.84 $ 0.98 $ 1.16 $ 1.37 $ 1.57 $ 2.38 $ 2.93 $ 3.92 $ 4.39 $ 4.43 $ 5.12 $ 6.61 $ 8.69 $ 10.93 2019A 2020A 2021A 2022A 2023E 2024E 2025E 2026E 2027E

HIGHLY CONFIDENTIAL

Goldman Sachs

Summary of Valuation Approaches

INVESTMENT BANKING

PRELIMINARY DRAFT

Financial Analyses	Illustrative Price per Share[1] (Low)	Illustrative Price per Share[1] (High)	Comments
1 Discounted Cash Flow	$ 40.76	$ 63.12	■ 5-year DCF, cash flow discounted back to 31-Dec-2022 ■ Low: 11.25% WACC, 8.5x Terminal LTM (2027E) P/E ■ High: 9.00% WACC, 10.5x Terminal LTM (2027E) P/E
2 Present Value of Future Share Price	$ 36.02	$ 59.09	■ Multiple range of 8.0x-10.0x NTM P/E using 2024-2026E EPS ■ 13.7% cost of equity
For Reference			
Historical M&A Premia Analysis[3]	$44.95	$56.49	■ Premium range of 21%-52% based on range of 25th-75th percentile of 30-day premia for precedent transactions ■ All-cash transactions of U.S.-based targets $3-$8bn in transaction value over 2018-2022
52-Week Trading Range[3]	$ 30.65	$ 54.20	■ High: 16-Feb-2022 ■ Low: 20-Oct-2022
Analyst Price Targets[3]	$ 41.00	$ 52.00	■ High: Keefe, Bruyette & Woods (11-Jan-2023) ■ Low: Raymond James (5-Jan-2023)
Public Company Trading	$42.09	$75.31	■ Low: 9.5x 2023E P/E ■ High: 17.0x 2023E P/E ■ Based on range of 2023E P/E multiples for selected wealth management peers[2]

CD&R Offer: $53.00

Source: Bloomberg, IBES, CapIQ, public filings, Ferdinand Management projections.
Note: Basic shares outstanding as of 13-Feb-2023 per 10-K, diluted shares outstanding as of 31-Jan-2023 per Ferdinand Management.
[1]Includes value of tax adjustments, which represent the tax benefits associated with deductions allowed for tax amortization of intangible assets based on a pro forma 27% income tax rate. [2] Selected wealth management peers include SCHW, LPLA, AMP, RJF, AMK, SF, BCOR. [3] Uses share price as of 1-Feb-2023, closing price before CD&R exclusivity agreement announced.

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9 HIGHLY CONFIDENTIAL PRELIMINARY DRAFT Discounted Cash Flow Analysis ($ in millions) Source: Ferdinand Management, received 28-Nov-2022. Note: Capital deployment includes earnouts, Mid-year discounting used. 1Tax adjustments represent the tax benefits of intangible assets, including goodwill, associated with deductions allowed for tax amortization of intangible assets in the respective periods based on a pro forma 27% income tax rate. Implied Enterprise Value (incl. Tax Adjustments) Implied Equity Value Per Share (incl. Tax Adjustments) Implied Enterprise Value Attributable to Tax Adjustments1 Implied Equity Value Per Share Attributable to Tax Adjustments1 1 51.5 x 8.5 x 9.0 x 9.5 x 10.0 x 10.5 x 9.000% $ 50.23 $ 53.45 $ 56.68 $ 59.90 $ 63.12 10.125% 45.33 48.39 51.46 54.52 57.58 11.250% 40.76 43.68 46.59 49.50 52.41 Terminal P/E Multiple (LTM) WACC 7,372.3 x 8.5 x 9.0 x 9.5 x 10.0 x 10.5 x 9.000% $ 7,288 $ 7,566 $ 7,845 $ 8,124 $ 8,403 10.125% 6,842 7,107 7,372 7,637 7,902 11.250% 6,428 6,680 6,932 7,184 7,436 Terminal P/E Multiple (LTM) WACC 1,045.2 x 8.5 x 9.0 x 9.5 x 10.0 x 10.5 x 9.000% $ 1,123 $ 1,123 $ 1,123 $ 1,123 $ 1,123 10.125% 1,045 1,045 1,045 1,045 1,045 11.250% 976 976 976 976 976 Terminal P/E Multiple (LTM) WACC 12.1 x 8.5 x 9.0 x 9.5 x 10.0 x 10.5 x 9.000% $ 12.97 $ 12.97 $ 12.97 $ 12.97 $ 12.97 10.125% 12.08 12.08 12.08 12.08 12.08 11.250% 11.27 11.27 11.27 11.27 11.27 WACC Terminal P/E Multiple (LTM)

10 HIGHLY CONFIDENTIAL PRELIMINARY DRAFT Present Value of Future Share Price Source: Ferdinand Management projections, Capital IQ. Note: Present value includes the projected future share price based on the assumed range of NTM P/E multiples discounted to 31-Dec-2022 using the end-point method. Assumes no dividend payout, in line with Ferdinand historical patterns. Estimated Future Value of Share Price Estimated Present Value of Future Share Price Discounted at Cost of Equity of 13.7% 2 8.0x NTM P/E 9.0x NTM P/E 10.0x NTM P/E ($ per share) 2024E 2025E 2026E Adj. Net Income (excl. Tax Adj.) $ 4.14 $ 5.46 $ 7.32 Tax Adjustments 0.98 1.16 1.37 Adj. Net Income (incl. Tax Adj.) $ 5.12 $ 6.62 $ 8.69 Implied Future Share Price 2023E 2024E 2025E 8.0x NTM P/E $40.96 $52.96 $69.52 9.0x NTM P/E $46.08 $59.58 $78.21 10.0x NTM P/E $51.20 $66.20 $86.90 Implied PV of Future Share Price 2023E 2024E 2025E 8.0x NTM P/E $36.02 $40.95 $47.27 9.0x NTM P/E $40.52 $46.07 $53.18 10.0x NTM P/E $45.02 $51.19 $59.09 $40.96 $52.96 $69.52 $46.08 $59.58 $78.21 $51.20 $66.20 $86.90 $20 $30 $40 $50 $60 $70 $80 $90 2023E 2024E 2025E Future Value of Future Share Price Additional Bidder Outreach 28-Dec-2022: $35.81 60 Day VWAP: $39.04 CD&R Offer: $53.00 $36.02 $40.95 $47.27 $40.52 $46.07 $53.18 $45.02 $51.19 $59.09 $20 $30 $40 $50 $60 $70 $80 $90 2023E 2024E 2025E Present Value of Future Share Price Additional Bidder Outreach 28-Dec-2022: $35.81 60 Day VWAP: $39.04 CD&R Offer: $53.00

HIGHLY CONFIDENTIAL PRELIMINARY DRAFT Appendix A. Additional Materials

HIGHLY CONFIDENTIAL

Goldman Sachs

INVESTMENT BANKING

Ferdinand Equity Capitalization

(in millions, except per share data)

PRELIMINARY DRAFT

	Fully Diluted (Vested and Unvested) as of 31-Jan-2023	Fully Diluted Shares @ $50.20 as of 24-Feb-2023 (No CoC, Treasury Method)	Fully Diluted Shares @ $53.00 Offer Price (No CoC, Treasury Method)	Fully Diluted Shares @ $53.00 Offer Price (CoC, Treasury Method)
Basic Shares Outstanding				
Common Shares Outstanding - Class A	65.94	65.94	65.94	65.94
Common Shares Outstanding - Class B	11.83	11.83	11.83	11.83
Total Basic Shares Outstanding	**77.76**	**77.76**	**77.76**	**77.76**
Potentially Dilutive Securities				
Incentive Units	12.99	6.59	6.90	6.90
IPO LLC Incentive Units	3.61	-	-	0.35
Stock Options[1]	2.32	0.55	0.62	0.62
IPO LLC Options	0.15	-	-	0.01
Restricted Common Units	0.30	0.30	0.30	0.30
Restricted Stock Units	0.25	0.25	0.25	0.25
Total	**97.38**	**85.45**	**85.83**	**86.19**
Shares Issued for Origin Acquisition[2]	0.71	0.71	0.71	0.71
Total (incl. Origin Shares Issued)	**98.09**	**86.17**	**86.54**	**86.91**

Type of Unit	Holders of Unit	LLC or Corp.	Voting	Performance Vest?
Class A	Public Shareholders, Stone Point	Corp.	Yes	No
Class B	LLC Owners (Advisors, Management / Employees, Stone Point)	Corp.	Yes	No
Incentive	Advisors, Management, Other Hold Co. Employees	LLC	No	Some units subject to performance vest
NQSO	Advisors, Other Hold Co. Employees	Corp.	No	Some units subject to performance vest
NCO	Advisors, Other Hold Co. Employees	Corp.	No	No
RCU	Management, Other Hold Co. Employees	LLC	No	No
RSU	Other Hold Co. Employees	Corp.	No	No

Source: Ferdinand Management, Company filings, CapIQ.

Note: Vesting for market-based stock options granted in connection with the IPO may be modified by the employment agreements entered into with the Company's executive officers. Basic shares outstanding as of 13-Feb-2023 per 10-K, diluted shares outstanding as of 31-Jan-2023 per Ferdinand Management.

[1] Includes Non-Compensatory Options (NCOs) and Non-Qualified Stock Options (NQSOs).

[2] Shares issued for Origin acquisition with consideration of $31.7mm. Fixed number of shares agreed upon closing of the transaction of 712,941 units in the LLC.

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HIGHLY CONFIDENTIAL

Goldman Sachs

Ferdinand Enterprise Value Bridge

($ in millions)

INVESTMENT BANKING

PRELIMINARY DRAFT

	Balance Sheet as of 31-Dec-2022		
	Standalone Value	**Transaction Value**	**Comments**
Price per Share	$ 50.20[3]	$ 53.00	CD&R exclusivity announced on 2-Feb-2023
Diluted Shares Outstanding[2]	86.2	86.9	Per 10-K filing and Ferdinand Management
Fully Diluted Equity Market Capitalization	**$ 4,326**	**$ 4,606**	
Net Debt			
(+) Debt	$ 2,564	$ 2,564	Per 10-K (excludes unamortized debt financing costs and discount)
(-) Cash and Marketable Securities	(140)	(140)	Per 10-K
Total Net Debt	**$ 2,424**	**$ 2,424**	
Enterprise Value Before Adjustments	**$ 6,750**	**$ 7,030**	
Enterprise Value Adjustments			
(-) Investments (Using Cost Accounting Method)	$(20)	$(20)	Per Ferdinand Management (includes Smart Asset)
(-) Investments (Using Equity Accounting Method)	(10)	(10)	Per Ferdinand Management (includes Osbourne Partners and Beryllus)
(+) Contingent Consideration (Acquisitions Pre-2023)	204	204	Per 10-K filing
(+) Deferred Consideration (Acquisitions Pre-2023)	122	122	Per 10-K filing
(+) NPV of Existing TRA[1]	126	150	Standalone NPV at WACC (10.125%), Transaction NPV at L + 1.5%
Enterprise Value With Non-Transaction Adjustments	**$ 7,172**	**$ 7,476**	
Transaction Adjustments			
(+) NPV of TRA Triggered by Change of Control[1]	-	$ 172	Transaction NPV at L + 1.5%
Enterprise Value With All Adjustments	**$ 7,172**	**$ 7,648**	

Source: Ferdinand Management (unless otherwise specified), Ferdinand company filings, CapIQ.
[1] TRA payments discounted at WACC for Standalone and at L+150bps for Transaction Value per TRA agreements. [2] Basic shares outstanding as of 13-Feb-2023 per 10-K, diluted shares outstanding as of 31-Jan-2023 per Ferdinand Management. [3] As of 24-Feb-2023.

13

14 HIGHLY CONFIDENTIAL PRELIMINARY DRAFT Ferdinand Projections ($ in millions) Source: Ferdinand Management projections, received 28-Nov-2022. 1 2022A not disclosed in filings – 2022 shows estimate for HoldCo as of 28-Nov-2022 projections. 2019A 2020A 2021A 2022A 2023E 2024E 2025E 2026E 2027E Wealth Management Fees $ 1,150 $ 1,286 $ 1,717 $ 2,056 $ 2,369 $ 2,929 $ 3,576 $ 4,329 $ 5,163 % Revenue 94% 94% 96% 96% 97% 97% 98% 98% 98% Other Revenue 69 75 81 87 81 83 85 87 89 % Revenue 6% 6% 4% 4% 3% 3% 2% 2% 2% Revenue $ 1,218 $ 1,361 $ 1,798 $ 2,143 $ 2,450 $ 3,012 $ 3,661 $ 4,415 $ 5,251 % Growth 12% 32% 19% 14% 23% 22% 21% 19% HoldCo Compensation (excl. non-cash equity comp)¹ $ 41 $ 39 $ 50 $ 47 $ 55 $ 75 $ 92 $ 110 $ 131 % Growth (5)% 30% (7)% 17% 37% 22% 21% 19% % Revenue 3% 3% 3% 2% 2% 3% 3% 3% 3% Other Compensation (excl. non-cash equity comp) $ 372 $ 415 $ 509 $ 652 $ 741 $ 867 $ 999 $ 1,149 $ 1,314 % Growth 12% 23% 28% 14% 17% 15% 15% 14% % Revenue 31% 30% 28% 30% 30% 29% 27% 26% 25% HoldCo SG&A¹ $ 27 $ 22 $ 32 $ 39 $ 39 $ 60 $ 73 $ 88 $ 105 % Growth (19)% 48% 20% (0)% 54% 22% 21% 19% % Revenue 2% 2% 2% 2% 2% 2% 2% 2% 2% Other SG&A $ 206 $ 214 $ 265 $ 337 $ 370 $ 432 $ 498 $ 572 $ 654 % Growth 4% 24% 27% 10% 17% 15% 15% 14% % Revenue 17% 16% 15% 16% 15% 14% 14% 13% 12% Management Fees $ 305 $ 349 $ 491 $ 530 $ 618 $ 787 $ 983 $ 1,212 $ 1,464 % Growth 15% 41% 8% 16% 27% 25% 23% 21% % Revenue 25% 26% 27% 25% 25% 26% 27% 27% 28% Total Expenses $ 951 $ 1,040 $ 1,349 $ 1,606 $ 1,822 $ 2,223 $ 2,645 $ 3,132 $ 3,668 % Revenue 78% 76% 75% 75% 74% 74% 72% 71% 70% Total Operating Income $ 268 $ 322 $ 449 $ 537 $ 627 $ 790 $ 1,016 $ 1,284 $ 1,584 Equity Method Earnings & Other Dividends $ 1 $ 0 $ 1 $ 0 $ 1 $ 2 $ 2 $ 2 $ 2 Adjusted EBITDA $ 270 $ 322 $ 451 $ 537 $ 628 $ 792 $ 1,018 $ 1,286 $ 1,586 % Growth 19% 40% 19% 17% 26% 29% 26% 23% % Revenue 22% 24% 25% 25% 26% 26% 28% 29% 30% Depreciation and Other Amortization $ 11 $ 12 $ 15 $ 15 $ 19 $ 21 $ 21 $ 23 $ 26 (Interest Income) (1) (0) (0) (1) (4) (4) (4) (5) (6) Interest Expense 58 42 55 100 195 271 314 320 330 Other Expense / (Income), Net 1 0 0 11 - - - - - Total Net Income Adjustments $ 69 $ 54 $ 70 $ 126 $ 210 $ 288 $ 331 $ 338 $ 350 Pre-Tax Adjusted Net Income $ 201 $ 268 $ 382 $ 412 $ 418 $ 504 $ 687 $ 948 $ 1,236 Pro Forma Income Tax Expense $(54) $(72) $(103) $(111) $(113) $(136) $(186) $(256) $(334) Pro Forma Income Tax Rate 27% 27% 27% 27% 27% 27% 27% 27% 27% Adjusted Net Income (excl. Tax Adj.) $ 147 $ 196 $ 279 $ 301 $ 305 $ 368 $ 502 $ 692 $ 902 Tax Adjustments $ 32 $ 37 $ 47 $ 64 $ 71 $ 87 $ 107 $ 129 $ 152 Adjusted Shares Outstanding (mm) 75.04 79.40 82.89 83.09 85.16 88.82 91.99 94.54 96.38 Adjusted Net Income (excl. Tax Adj.) per Share $ 1.96 $ 2.46 $ 3.36 $ 3.62 $ 3.59 $ 4.14 $ 5.46 $ 7.32 $ 9.36 Tax Adjustments per Share $ 0.42 $ 0.47 $ 0.56 $ 0.77 $ 0.84 $ 0.98 $ 1.16 $ 1.37 $ 1.57 Capex $ 25 $ 19 $ 11 $ 21 $ 16 $ 17 $ 21 $ 25 $ 30 % Revenue 2% 1% 1% 1% 1% 1% 1% 1% 1% Change in NWC (Excluding Earnout / Deferred Comp) $ 0 $(21) $ 24 $ 44 $ 19 $ 4 $ 5 $ 8 $ 8 % Revenue 0% (2)% 1% 2% 1% 0% 0% 0% 0% D&A $ 11 $ 12 $ 15 $ 15 $ 19 $ 21 $ 21 $ 23 $ 26 % Revenue 1% 1% 1% 1% 1% 1% 1% 1% 0% SBC $ 18 $ 22 $ 32 $ 30 $ 33 $ 31 $ 40 $ 52 $ 60 % Revenue 2% 2% 2% 1% 1% 1% 1% 1% 1% M&A Capital Deployment $ 437 $ 1,166 $ 652 $ 881 $ 1,302 $ 1,574 $ 1,498 $ 1,525 Cash Outflows for M&A - Acquisitions and Earnouts $ 555 $ 404 $ 1,059 $ 525 $ 741 $ 1,105 $ 1,359 $ 1,343 $ 1,367 Total Debt $ 1,508 $ 2,407 $ 2,511 $ 3,020 $ 3,864 $ 4,923 $ 5,611 $ 5,966 Cash and Cash Equivalents 66 307 164 170 190 302 341 250 Net Debt $ 1,442 $ 2,101 $ 2,347 $ 2,850 $ 3,674 $ 4,621 $ 5,270 $ 5,716

15 HIGHLY CONFIDENTIAL PRELIMINARY DRAFT Discounted Cash Flow Analysis ($ in millions) Source: Ferdinand Management projections, received 28-Nov-2022. Note: Capital deployment includes earnouts, mid-year discounting used assuming 10.125% discount rate. 1 Terminal year value of future tax adjustment based on projected tax intangible benefits from amortization of acquisitions as of 2027 year end. 2 Basic shares outstanding as of 13-Feb-2023 per 10-K, diluted shares outstanding as of 31-Jan-2023 per Ferdinand Management. Diluted share count at CD&R offer price of $53.00 (no CoC) Year Ended December 31 Terminal Adjusted Net Income and Unlevered Free Cash Flow 2023E 2024E 2025E 2026E 2027E Year Pre-Tax Adjusted Net Income (Burdened by SBC excl. Tax Adj.) $ 386 $ 473 $ 647 $ 896 $ 1,176 (-) Taxes (27.0%) (104) (128) (175) (242) (318) Adj. Net Income (Burdended by SBC incl. Tax Adj.) $ 281 $ 345 $ 472 $ 654 $ 859 $ 859 Adjusted EBITDA (Unburdened by SBC) 628 792 1,018 1,286 1,586 (-) Stock-Based Compensation (33) (31) (40) (52) (60) Adjusted EBITDA (Burdened by SBC) 596 761 978 1,234 1,526 (-) D&A (19) (21) (21) (23) (26) Adjusted EBIT 576 740 957 1,212 1,500 (-) Taxes (27.0%) (156) (200) (258) (327) (405) NOPAT 421 540 698 884 1,095 (+) D&A 19 21 21 23 26 (-) Increase in NWC 19 4 5 8 8 (-) Capex (16) (17) (21) (25) (30) Unlevered Free Cash Flow 443 549 705 891 1,100 (-) Capital Deployment for M&A (881) (1,302) (1,574) (1,498) (1,525) (+) Earnout / Deferred Consideration (Pre-2023 M&A) 111 77 26 25 17 Unlevered FCF (Post Capital Deployed) (327) (676) (843) (582) (407) PV of Free Cash Flow $(312) $(585) $(662) $(415) $(264) Future Tax Adj.¹ Tax Adjustments $ 71 $ 87 $ 107 $ 129 $ 152 $ 1,016 PV of Tax Adjustments $ 68 $ 76 $ 84 $ 92 $ 98 $ 627 P/E Multiple Method FOCS Tax Adj. Total Terminal Year Net Income (2027) $ 859 Terminal P/E Multiple (LTM) 9.50 x Terminal Year Equity Value $ 8,156 Terminal Year Net Debt $ 5,716 Terminal Year Enterprise Value $ 13,872 $ 1,016 $ 14,888 Implied PGR 2.0 % Implied Terminal EV / EBITDA Multiple (LTM) 9.1 x PV of Terminal Year Enterprise Value $ 8,565 $ 627 $ 9,192 PV of Unlevered FCF (2,238) 418 (1,820) Implied Enterprise Value $6,327 $1,045 $7,372 (-) Net Debt $(2,424) - $(2,424) (+) Investments (Using Cost Accounting Method) 20 - 20 (+) Investments (Using Equity Accounting Method) 10 - 10 (-) Contingent Consideration (Acquisitions Pre-2023) (204) - (204) (-) Deferred Consideration (Acquisitions Pre-2023) (122) - (122) (-) NPV of Contingent and Deferred Consideration ('23-'27 M&A Post-2027) (221) - (221) (+) Benefit to Company of TRA (15%) 22 - 22 Implied Equity Value $ 3,408 $ 1,045 $ 4,453 Diluted Shares Outstanding² 86.54 86.54 86.54 Implied Equity Value Per Share $ 39.38 $ 12.08 $ 51.46

16 HIGHLY CONFIDENTIAL PRELIMINARY DRAFT Terminal Year Projected Future Tax Adjustments ($ in millions) Source: Ferdinand Management, received 28-Nov-2022. 2028E 2029E 2030E 2031E 2032E 2033E 2034E 2035E 2036E 2037E 2038E 2039E 2040E 2041E 2042E Total Intangibles Amort. For Tax Calculations $ 598 $ 595 $ 589 $ 575 $ 560 $ 537 $ 503 $ 483 $ 445 $ 377 $ 342 $ 279 $ 203 $ 119 $ 34 Proforma Tax Rate 27.0% 27.0% 27.0% 27.0% 27.0% 27.0% 27.0% 27.0% 27.0% 27.0% 27.0% 27.0% 27.0% 27.0% 27.0% Tax Adjustment $ 161 $ 161 $ 159 $ 155 $ 151 $ 145 $ 136 $ 130 $ 120 $ 102 $ 92 $ 75 $ 55 $ 32 $ 9 Discount Rate 10.125 % Discount Factor 2027 YE 0.94 0.86 0.78 0.71 0.64 0.58 0.53 0.48 0.44 0.40 0.36 0.33 0.30 0.27 0.25 PV of Tax Adjustment $ 152 $ 137 $ 124 $ 109 $ 97 $ 84 $ 72 $ 63 $ 52 $ 40 $ 33 $ 25 $ 16 $ 9 $ 2 Total PV of Future Tax Adj. as of 2027 YE $ 1,016

HIGHLY CONFIDENTIAL

Goldman Sachs

Capital Deployment

($ in millions)

INVESTMENT BANKING

PRELIMINARY DRAFT

Capital Deployment	2023E	2024E	2025E	2026E	2027E
Earnouts and Deferred Consideration Pre-2023 M&A	$ 111	$ 77	$ 26	$ 25	$ 17
Earnouts and Deferred Consideration '23-'27 M&A	$ 0	$ 190	$ 248	$ 123	$ 133
Total Earnouts and Deferred Consideration	**$ 111**	**$ 267**	**$ 274**	**$ 148**	**$ 150**
Upfront Cash Consideration	$ 686	$ 972	$ 1,222	$ 1,269	$ 1,293
Equity Consideration	$ 84	$ 63	$ 78	$ 81	$ 83
Total Capital Deployed	**$ 881**	**$ 1,302**	**$ 1,574**	**$ 1,498**	**$ 1,525**

Liabilities Balance	2023E	2024E	2025E	2026E	2027E
Other Liabilities Period Beginning Balance	$ 326	$ 638	$ 549	$ 483	$ 551
Earnouts and Deferred Consideration Paid Pre-2023 M&A	$(111)	$(77)	$(26)	$(25)	$(17)
Earnout Provisions '23-'27 M&A	$ 423	$ 178	$ 208	$ 216	$ 220
Earnouts and Deferred Consideration Paid '23-'27 M&A	$ 0	$(190)	$(248)	$(123)	$(133)
Other Liabilities Period Ending Balance	**$ 638**	**$ 549**	**$ 483**	**$ 551**	**$ 622**

Other Liability Balance at 31-Dec-2027	$ 622
Pre-2023 M&A Deferred Cash Consideration Paid After 2027	$(68)
Remaining Liability Balance at 31-Dec-2027	**$ 554**
Assumed Date of Pay Out (4.5 years Post-2027)	6/30/2032
Discount Period	9.5
Discount Rate	10.125 %
PV of Capital Deployed from '23-'27 M&A Post-2027	**$ 221**

Source: Ferdinand Management projections, received 28-Nov-2022.

17

18 HIGHLY CONFIDENTIAL PRELIMINARY DRAFT Existing TRA and TRA Triggered by Change of Control ($ in millions) Source: Ferdinand Management, received 11-Feb-2023. Hypothetical TRA Termination Value 1.31.2023 REVISED 2.10.2023 ($53, $55, $60).xls. Existing TRA TRA on Hypothetical Exchange ($53) Original Payment Date Feb-23 Apr-23 Apr-24 Apr-25 Apr-26 Apr-27 Apr-28 Apr-29 Apr-30 Apr-31 Apr-32 Apr-33 Apr-34 Apr-35 Apr-36 Apr-37 Apr-38 Apr-39 Apr-40 Apr-41 Total Time until Original Payment Date 0.13 0.29 1.29 2.29 3.29 4.29 5.29 6.30 7.30 8.30 9.30 10.30 11.30 12.30 13.30 14.30 15.30 16.30 17.30 18.30 Payment Amount $ 10 $ 12 $ 13 $ 13 $ 13 $ 14 $ 14 $ 14 $ 14 $ 15 $ 15 $ 15 $ 15 $ 15 $ 16 $ 9 $ 2 $ 1 $ 0 $ 0 $ 222 Additional Payment for deemed C-Corp Sale - - - - - - - $ 9 - - - - - - - - - - - - $ 9 Total Payment Amount $ 10 $ 12 $ 13 $ 13 $ 13 $ 14 $ 14 $ 23 $ 14 $ 15 $ 15 $ 15 $ 15 $ 15 $ 16 $ 9 $ 2 $ 1 $ 0 $ 0 $ 230 Discount Rate 10.125% 10.125% 10.125% 10.125% 10.125% 10.125% 10.125% 10.125% 10.125% 10.125% 10.125% 10.125% 10.125% 10.125% 10.125% 10.125% 10.125% 10.125% 10.125% 10.125% PV of Estimated Early Termination Payment $ 9 $ 12 $ 11 $ 10 $ 10 $ 9 $ 8 $ 12 $ 7 $ 7 $ 6 $ 6 $ 5 $ 5 $ 5 $ 2 $ 1 $ 0 $ 0 $ 0 $ 126 12 month USD Libor + 1.5% 6.84% 6.84% 6.84% 6.84% 6.84% 6.84% 6.84% 6.84% 6.84% 6.84% 6.84% 6.84% 6.84% 6.84% 6.84% 6.84% 6.84% 6.84% 6.84% 6.84% PV of Estimated Early Termination Payment $ 10 $ 12 $ 12 $ 11 $ 11 $ 10 $ 10 $ 15 $ 9 $ 9 $ 8 $ 8 $ 7 $ 7 $ 7 $ 4 $ 1 $ 0 $ 0 $ 0 $ 150 Original Payment Date Feb-23 Feb-24 Apr-24 Apr-25 Apr-26 Apr-27 Apr-28 Apr-29 Apr-30 Apr-31 Apr-32 Apr-33 Apr-34 Apr-35 Apr-36 Apr-37 Apr-38 Apr-39 Apr-40 Apr-41 Total Time until Original Payment Date 0.12 1.12 1.29 2.29 3.29 4.29 5.29 6.29 7.29 8.29 9.29 10.30 11.30 12.30 13.30 14.30 15.30 16.30 17.30 18.30 Payment Amount $ 0 $ 0 $ 15 $ 15 $ 16 $ 16 $ 16 $ 17 $ 17 $ 18 $ 18 $ 19 $ 20 $ 21 $ 22 $ 24 $ 28 $ 6 $ 1 $ 1 $ 292 Additional Payment for deemed C-Corp Sale - - - - - - - $ 9 - - - - - - - - - - - - $ 9 Total Payment Amount $ 0 $ 0 $ 15 $ 15 $ 16 $ 16 $ 16 $ 25 $ 17 $ 18 $ 18 $ 19 $ 20 $ 21 $ 22 $ 24 $ 28 $ 6 $ 1 $ 1 $ 300 Discount Rate 10.125% 10.125% 10.125% 10.125% 10.125% 10.125% 10.125% 10.125% 10.125% 10.125% 10.125% 10.125% 10.125% 10.125% 10.125% 10.125% 10.125% 10.125% 10.125% 10.125% PV of Estimated Early Termination Payment $ 0 $ 0 $ 13 $ 12 $ 11 $ 11 $ 10 $ 14 $ 9 $ 8 $ 8 $ 7 $ 7 $ 6 $ 6 $ 6 $ 6 $ 1 $ 0 $ 0 $ 136 12 month USD Libor + 1.5% 6.84% 6.84% 6.84% 6.84% 6.84% 6.84% 6.84% 6.84% 6.84% 6.84% 6.84% 6.84% 6.84% 6.84% 6.84% 6.84% 6.84% 6.84% 6.84% 6.84% PV of Estimated Early Termination Payment $ 0 $ 0 $ 14 $ 13 $ 13 $ 12 $ 12 $ 17 $ 11 $ 10 $ 10 $ 10 $ 10 $ 9 $ 9 $ 9 $ 10 $ 2 $ 0 $ 0 $ 172

19 HIGHLY CONFIDENTIAL PRELIMINARY DRAFT 15% 22% 24% 21% 17% 15% 26% 41% 42% 31% 40% 42% 5% 7% 9% 9% 2% (2)% 2018 2019 2020 2021 2022 CD&R Offer 1 Day 30 Day 52 Week High Historical M&A Premia U.S. Based Targets | $3-$8bn Transaction Value | Cash-Only Deals | All Industries Source: CapIQ, FactSet. Data includes transactions in 2018-2022. ¹ Premium is relative to target share price 1 day, 30 days, and 52-week high prior to announcement for deals with U.S. targets valued between $3-$8 billion. 2 Periods use share price as of 1-Feb-2023, closing price before CD&R exclusivity agreement announced. Historical Acquisition Premia Medians¹ Historical M&A Premia 1 Day 30 Day 52W High 25th Percentile 10% 21% (4)% 75th Percentile 51% 52% 21 % Median 18% 33% 7 % Mean 31% 41% 7% 1 Day2 30 Day 52W High Ferdinand Share Price $ 46.27 $ 37.27 $ 54.20 CD&R Offer $ 53.00 $ 53.00 $ 53.00 CD&R Offer Premium 15% 42% (2)% Implied Ferdinand Share Price Based on Historical M&A Premia 25th Percentile $ 50.95 $ 44.95 $ 51.98 75th Percentile $ 70.04 $ 56.49 $ 65.32 Median $ 54.78 $ 49.46 $ 57.79 Mean $ 60.48 $ 52.59 $ 58.03 CD&R Offer Deal Count 17 14 14 21 26

20 HIGHLY CONFIDENTIAL PRELIMINARY DRAFT 15% 17% 17% 18% 17% 15% 25% 11% 32% 28% 33% 42% (1)% (11)% (1)% 8% 5% (2)% 2018 2019 2020 2021 2022 CD&R Offer 1 Day 30 Day 52 Week High Historical M&A Premia – Selected Take-Privates U.S. Based Targets | $3-$8bn Transaction Value | Cash-Only Deals | All Industries Source: CapIQ, FactSet. Data includes transactions in 2018-2022. ¹ Premium is relative to target share price 1 day, 30 days, and 52-week high prior to announcement for deals with U.S. targets valued between $3-$8 billion. 2 Periods use share price as of 1-Feb-2023, closing price before CD&R exclusivity agreement announced. Historical Acquisition Premia Medians¹ Historical M&A Premia 1 Day 30 Day 52W High 25th Percentile 12% 17% (10)% 75th Percentile 26% 42% 9 % Median 17% 28% 5 % Mean 24% 32% 1% 1 Day2 30 Day 52W High Ferdinand Share Price $ 46.27 $ 37.27 $ 54.20 CD&R Offer $ 53.00 $ 53.00 $ 53.00 CD&R Offer Premium 15% 42% (2)% Implied Ferdinand Share Price Based on Historical M&A Premia 25th Percentile $ 51.74 $ 43.55 $ 48.63 75th Percentile $ 58.40 $ 53.08 $ 59.31 Median $ 54.06 $ 47.59 $ 56.71 Mean $ 57.18 $ 49.05 $ 54.93 Deal Count 5 5 4 13 13 CD&R Offer

21 HIGHLY CONFIDENTIAL PRELIMINARY DRAFT Ferdinand’s Price / Earnings Since IPO P / E (LTM) Source: Bloomberg, Capital IQ, IBES, Wall Street Research. Market data as of 24-Feb-2023. 1 Averages use share price as of 1-Feb-2023, closing price before CD&R exclusivity agreement announced. COVID Trough Implied Multiple @ $53.00 Offer (As of 1-Feb-23) Average since IPO LTM Multiples 1 Year Average 6 Month Average Announced Exclusivity 28-Dec-22 1-Feb-23 6 Month 1 Year 3 Year Since IPO 6 Month 1 Year 3 Year Since IPO LTM P/E 8.3 x 10.8 x 8.8 x 9.4 x 12.4 x 12.9 x 22.5% 14.5% (12.7)% (16.5)% Average¹ 1-Feb-23 vs. Average 12.4 x 12.9 x 5x 10x 15x 20x 25x Dec-2018 Oct-2019 Aug-2020 Jun-2021 Apr-2022 Feb-2023 9.4 x 8.8 x 11.5 x

22 HIGHLY CONFIDENTIAL PRELIMINARY DRAFT Ferdinand’s Price / Earnings Since IPO P / E (NTM) Source: Bloomberg, Capital IQ, IBES, Wall Street Research. Market data as of 24-Feb-2023. 1 Averages use share price as of 1-Feb-2023, closing price before CD&R exclusivity agreement announced. COVID Trough Implied Multiple @ $53.00 Offer (As of 1-Feb-23) Average since IPO NTM Multiples 1 Year Average 6 Month Average Announced Exclusivity 28-Dec-22 1-Feb-23 6 Month 1 Year 3 Year Since IPO 6 Month 1 Year 3 Year Since IPO NTM P/E 9.9 x 11.0 x 8.4 x 8.4 x 10.7 x 11.2 x 31.4% 30.3% 2.7% (2.2)% Average¹ 1-Feb-23 vs. Average 11.2 x 12.6 x 5x 10x 15x 20x Dec-2018 Oct-2019 Aug-2020 Jun-2021 Apr-2022 Feb-2023 11.7 x 8.4 x 8.4 x

23 HIGHLY CONFIDENTIAL PRELIMINARY DRAFT Illustrative WACC Analysis Ferdinand WACC Ferdinand Standalone WACC Historical Beta Source: Company filings, Axioma historical betas, Market data as of 24-Feb-2023. Ferdinand’s 7.81% pre-tax cost of debt based on illustrative cost of debt for new debt issuance of S+300. ¹Brokerage / Wealth includes AMP, LPLA, RJF, SF, AVTA. Ferdinand Brokerage / Wealth¹ #### 35% 40% 45% 50% 55% 1.50 10.47% 10.10% 9.74% 9.37% 9.00% 1.55 10.67 10.29 9.91 9.52 9.14 1.60 10.87 10.47 10.07 9.68 9.28 1.65 11.07 10.65 10.24 9.83 9.42 1.70 11.26 10.84 10.41 9.98 9.55 Equity Beta Debt / Capital Ratio Debt / Capital 45 % Equity / Capital 55 % Risk Free Rate 3.89 % Equity Beta 1.60 Equity Risk Premium 6.10 % Cost of Equity 13.65 % Pre-Tax Cost of Debt 7.81 % Marginal Tax Rate 27.0 % After-Tax Cost of Debt 5.70 % Illustrative WACC 10.07 % Capital Structure WACC Cost of Debt Cost of Equity 1.00 1.25 1.50 1.75 2.00 Jan-2019 Jan-2020 Jan-2021 Feb-2022 Feb-2023 Beta 1.67 1.08 Average Current 1Y 2Y 3Y Ferdinand 1.67 x 1.53 x 1.53 x 1.55 x Brokerage / Wealth¹ 1.08 1.18 1.35 1.43

24 HIGHLY CONFIDENTIAL PRELIMINARY DRAFT Research Analyst Perspectives Overview of Selected Analyst Commentary and Ratings Analyst Recommendations and Target Price1 Source: Selected analyst research. Market data as of 1-Feb-2023, closing price before CD&R exclusivity agreement announced. 1 Includes undisclosed analysts. # of Analysts Price Target Methodology Rating / Price Target Rating / Price Target Date Key Commentary 10x Q5-Q8 P/E Buy $44.00 12-Jan-23 Downside pressure on markets and increased competition are potential risks 10-14x 2023E EPS of $4.63 Buy $46.00 5-Jan-23 M&A activity greater than anticipated, driven by growing brand equity domestically and increased penetration globally 11.5x 2024E cash EPS Buy $52.00 11-Jan-23 Lowering cash EPS to reflect lower organic revenue growth assumptions and higher interest expense 10x 2024E EPS of $4.89 Buy $49.00 16-Jan-23 If market reverses course more than expected, could be earnings downside Secular trend of breakaways and consolidation remains 10.5x 2023E EPS and DCF Buy $41.00 5-Jan-23 Solid growth runway in the RIA consolidation space over the longer term Elevated leverage, although capitalization is likely better than many competitors 12x CY23 EPS Buy $50.00 27-Jan-23 Higher asset valuations acting as a potential tailwind to revenue growth from wealth management fees accrued in arrears 9.7x 2024E EBITDA Buy $50.00 24-Jan-23 We see Focus well positioned for faster organic revenue growth once market volatility and economic uncertainty subsides NA Buy NA 17-Jan-23 Higher interest rates should be manageable and lower M&A activity should be temporary 60% 91% 90% 100% 100% 100% 91% 40% 9% 10% 9% $0.0 $20.0 $40.0 $60.0 $80.0 0% 20% 40% 60% 80% 100% Feb-20 Aug-20 Feb-21 Aug-21 Feb-22 Aug-22 Current Buy Hold Sell Price (USD) Median Target Price (USD) $ 49.50 $ 46.27 10 11 10 8 9 9 11

HIGHLY CONFIDENTIAL

Goldman Sachs

Valuation Levels for Public Comparables

($ in millions, unless otherwise noted)

INVESTMENT BANKING

PRELIMINARY DRAFT

	Closing			Stock Price Performance			% of 52	Price / Earnings		EV / EBITDA	
Company	Price 24-Feb-23	Market Cap	Enterprise Value	1-Week Δ	YTD	1-Year	Week High	2023E	2024E	2023E	2024E
Focus Financial Partners[1]	$ 46.27	$ 3,963	$ 6,387	(7.7)%	24.1 %	9.1 %	90.2 %	10.7 x	11.3 x	12.3 x	11.1 x
Brokerage / Wealth											
Ameriprise	$ 339.79	$ 36,998	$ 33,056	(3.3)%	9.1 %	14.8 %	95.6 %	11.1 x	10.1 x	6.5 x	6.2 x
Raymond James	107.77	24,178	25,650	(3.9)	0.9	0.6	86.9	10.7	9.5	9.2	9.0
LPL Financial Holdings	247.30	19,751	21,621	(1.1)	14.4	28.5	91.9	12.8	12.3	9.1	9.1
Stifel Financial	66.72	8,107	7,766	(1.2)	14.3	(7.2)	89.6	9.3	8.0	7.4	6.8
Avantax, Inc.	29.31	1,487	1,223	(2.0)	14.8	34.6	98.0	10.9	14.5	5.9	5.4
Median				**(2.7)%**	**14.4 %**	**12.0 %**	**91.0 %**	**10.8 x**	**10.7 x**	**8.2 x**	**7.9 x**
Discount Brokers											
Charles Schwab	$ 80.60	$ 151,890	$ 169,219	0.3 %	(3.2)%	(2.1)%	87.4 %	17.4 x	14.1 x	12.7 x	11.4 x
Median				**0.3 %**	**(3.2)%**	**(2.1)%**	**87.4 %**	**17.4 x**	**14.1 x**	**12.7 x**	**11.4 x**
Tech-Enabled Wealth											
Assetmark	$ 30.57	$ 2,302	$ 2,291	11.2	32.9 %	24.0 %	100.0 %	13.6 x	12.7 x	9.3 x	8.6 x
Median				**11.2 %**	**32.9 %**	**24.0 %**	**100.0 %**	**13.6 x**	**12.7 x**	**9.3 x**	**8.6 x**

Source: Company information, Capital IQ and IBES. Market data as of 24-Feb-2023.
[1] As of 1-Feb-2023, closing price before CD&R exclusivity agreement announced.

25